SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: October 15, 2014 Date of earliest event reported: October 14, 2014

MARTHA STEWART LIVING OMNIMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15395	52-2187059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 West 26th Street New York, NY	10001
(Address of principal executive offices)	(Zip Code)

(212) 827-8000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 14, 2014, Martha Stewart Living Omnimedia, Inc. (the “Company” or “MSLO”) and Meredith Corporation (“Meredith”) entered into the Magazine, Content Creation and Licensing Agreement (the “MS Living Agreement”).

Pursuant to the MS Living Agreement, Meredith will assume responsibility for advertisement sales, circulation and production in the United States and Canada of the Martha Stewart Living magazine and host, operate, maintain, and provide advertisement sales and related functions for www.marthastewart.com, www.marthastewartweddings.com and MSLO’s related digital assets, including its vast video library. The Company will continue to create and provide all editorial content for Martha Stewart Living and www.marthastewart.com. Pursuant to the MS Living Agreement: (1) Meredith will pay the Company for content for Martha Stewart Living; (2) the Company will share in digital advertising revenues, including video advertising revenues, received by Meredith; and (3) Meredith will pay the Company a share of the operating profit from producing and distributing Martha Stewart Living.

Concurrently with the MS Living Agreement, the parties also entered into the Magazine Publishing Agreement (the “MS Weddings Agreement”). Pursuant to the MS Weddings Agreement, Meredith will assume responsibility for advertisement sales, circulation and production in the United States and Canada of the Martha Stewart Weddings magazine and related special publications, including Martha Stewart’s Real Weddings. The MS Weddings Agreement provides that Meredith will provide such services on a cost-plus basis.

The MS Living Agreement and the MS Weddings Agreement are each effective November 1, 2014 and Meredith will begin delivering editions starting with the February 2014 issue of Martha Stewart Living and the Winter 2014 special issue of Martha Stewart’s Real Weddings.

The preceding description is qualified in its entirety by reference to the MS Living Agreement and the MS Weddings Agreement, which are filed as Exhibit 1.1 and Exhibit 1.2, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 2.05. Costs Associated with Exit or Disposal Activities.

As a result of the MS Living Agreement and the MS Weddings Agreement, the Company currently estimates that it will incur a pre-tax charge of approximately $2 to $3 million, consisting of employee severance and other transitional-related costs. These charges are expected to be cash-based and recorded predominantly in the fourth quarter of 2014. The Company anticipates that most transition-related activities will be completed in fiscal 2014 with some residual activities ending in February 2015.

Special Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that we believe are, or may be considered to be, “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and are indicated by words or phrases such as “anticipate,” “estimate,” “expect,” “intend,” “believe,” “continue,” “potential” or similar words or phrases and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed in or implied by such forward-looking statements.

These risks and uncertainties are discussed in more detail in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, especially under the heading “Risk Factors,” which may be accessed through the SEC’s website at http://www.sec.gov/.

Item 8.01 Other Events.

On October 15, 2014, the Company issued a press release related to the agreements between Meredith and the Company. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit	Description

	1.1*	Magazine, Content Creation and Licensing Agreement, between Martha Stewart Living Omnimedia, Inc. and Meredith Corporation, effective as of November 1, 2014.

	1.2*	Magazine Publishing Agreement, between Martha Stewart Living Omnimedia, Inc. and Meredith Corporation, effective as of November 1, 2014.

	99.1	Martha Stewart Living Omnimedia, Inc. Press Release dated October 15, 2014.

*	Portions of this agreement have been omitted and redacted and separately filed with the Securities and Exchange Commission with a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC.

Date: October 15, 2014	By:	/s/ Allison Hoffman
Executive Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

1.1*	Magazine, Content Creation and Licensing Agreement, between Martha Stewart Living Omnimedia, Inc. and Meredith Corporation, effective as of November 1, 2014.

1.2*	Magazine Publishing Agreement, between Martha Stewart Living Omnimedia, Inc. and Meredith Corporation, effective as of November 1, 2014.

99.1	Martha Stewart Living Omnimedia, Inc. Press Release dated October 15, 2014.

*	Portions of this agreement have been omitted and redacted and separately filed with the Securities and Exchange Commission with a request for confidential treatment.

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